Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), effective as of February 7, 2024, is made by and between Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company” or “SHPH”), its wholly owned subsidiary, Shuttle Diagnostics, Inc., a Delaware corporation (“Diagnostics” and together with the Company, the “Sellers”), and SRO, LLC, a Nevada limited liability company (“SRO” or the “Buyer”). This Agreement supersedes and replaces all prior agreements and understandings between the Sellers and the Buyer.

RECITALS

A. The Company is publicly traded on the Nasdaq Stock Exchange, LLC’s Capital Market (“Nasdaq”), where its common stock is traded under the ticker symbol SHPH, and its recently formed subsidiary, Diagnostics, was formed for purposes of establishing a diagnostic laboratory to perform a multi-institutional clinical trial to obtain clinical validation data for FDA approval of the diagnostic metabolite panel as a “device” for use in testing patients presenting with prostate cancers. The planned clinical trial (the “Clinical Trial”) is estimated to require enrollment of approximately 450 patients scheduled to undergo radiation therapy for the treatment of prostate cancers and will require follow up of patients for a minimum of three years.

B. The Company, in combination with Diagnostics, is now seeking to raise $4,500,000 in financing through a rights offering of Units (as defined below) (the “Offering”), which Offering will support the establishment by Diagnostics of a laboratory and allow it to complete the Clinical Trial, with the potential to obtain additional funding through the application to the National Institutes of Health (“NIH”) for a SBIR grant (the “Matching Funds”).

C. The Company and Diagnostics, seeking to complete the Offering and obtain the Matching Funds, now seek to complete the Offering through the sale to of units (together the “Units” and individually, a “Unit”), with each Unit consisting of (i) one share of SHPH common stock, (ii) warrants to purchase the Company’s Common Stock, with a fixed exercise price of $2.35 per warrant share, which warrants shall not be exercisable until six months after closing on the Offering, and (iii) a percentage equity interest in Diagnostics stock, with each Unit to be sold at a cost of 90% of the VWAP of the Company’s common stock for the five trading days immediately prior to Closing.

D. In an effort to complete the Offering, the Buyer has agreed to commit to purchasing 50% of the Offering proceeds through placing in escrow $2,250,000 (the “Purchase Commitment”), subject to a successful completion of a Rights Offering, to be commenced following receipt of the Purchase Commitment, pursuant to which the Company will raise a total of $4,500,000 (including the Purchase Commitment held in escrow) (the “Maximum Offering Amount”). The Purchase Commitment will be deposited in an escrow account established by the Company within 60 days of entry into this Agreement.

E. Assuming the sale of the Maximum Offering Amount, at Closing, the Company will transfer 44% (or 44 shares) of the equity interest in Diagnostics to the external investors (the “Investors”), who shall consist of the Buyer and any existing SHPH stockholders who participate in the Offering, and the Company will retain ownership of 56% (or 56 shares) of the equity interests in Diagnostics.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Incorporation of Recitals. The parties acknowledge the accuracy of the foregoing recitals of facts and understandings, which recitals are incorporated herein by this reference.

2. Purchase Commitment; Issuance and Sale of Units.

(a) Purchase Commitment and Sale. On the terms and conditions set forth herein, including the Closing conditions set forth in Section 5 below, the Company shall issue sell, transfer, convey, assign and deliver to the Units to Buyer, and Buyer shall purchase from Seller, $2,250,000 of Units, with each Unit to be priced at 90% of the VWAP of the Company’s Common Stock during the five Trading Days immediately preceding Closing. The closing (the “Closing”) of the transaction contemplated in this Agreement is anticipated to occur on or before the later of (i) April 30, 2024 or (ii) within 30 days of the effective date of the Registration statement (as defined in Section 6(a)(3) below) if the Registration Statement had yet to be declared effective by April 30, 2024 (the “Closing Date”), subject to the satisfactory completion of the Rights Offering and satisfaction or waiver of the conditions to closing set forth in Section 7 below, or at such other place, date and/or time as agreed to in writing by the parties.

3. Consideration and Escrow. In advance of Closing, the $2,250,000 Purchase Commitment shall be, within 60 days from the date hereof, placed in an escrow account duly established by the Company for purposes of holding the Purchase Commitment. The Purchase Commitment will be released to the Company from escrow upon successful completion of the Rights Offering.

4. Back-up Contingency. In the event the Company fails to raise the Maximum Offering Amount in the Rights Offering by April 30, 2024 or within 30 days of the effective date of the Registration Statement (whichever is later) due to insufficient participation by current holders of the SHPH common stock, Buyer will have the right to exercise the Back-up Contingency, pursuant to which it may purchase up to an additional $2,250,000, or whatever amount remains unsold in the Offering, in order to raise the Maximum Offering Amount for the Company.

5. Representations and Warranties

(a) Representations and Warranties of the Company. The Sellers hereby represent and warrant to Buyer as follows:

(1) Organization and Authority of the Company. Each of the Company and Diagnostics are corporations duly organized, validly existing, and in good standing under the state of Delaware and Maryland, respectively, and each are qualified to do business in the state of Maryland. The Company and Diagnostics, as Sellers, have full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by the Company and Diagnostics of this Agreement, the performance by the Company and Diagnostics of their obligations hereunder, and the consummation by the Company and Diagnostics of the transactions contemplated herein have been duly authorized by all requisite corporate action on the part of the Company and Diagnostics. This Agreement constitutes a legal, valid, and binding obligation of the Sellers enforceable against the Sellers in accordance with its terms.

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(2) Capitalization.

(A) The Company. The Company has authorized the issuance of one hundred million (100,000,000) shares of Common Stock and twenty million (20,000,000) shares of Preferred Stock. As of the date of this Agreement, the Company has sixteen million sixty-nine thousand three hundred twenty (16,069,320) shares of Common Stock issued and outstanding and no (0) shares of Preferred Stock issued and outstanding. In addition, there are 183,529 restricted stock units outstanding that were issued under the Company’s equity incentive plan which will, upon vesting, automatically convert into shares of Common Stock.

(B) Diagnostics. As of the date of this Agreement, Diagnostics has authorized 100 shares of stock, all of which are presently held by the Company. Other than the aforementioned, there are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation, or other rights, agreements, or commitments relating to the shares of either the Company or Diagnostics or obligating the Company or Diagnostics to issue or sell any shares of, or any other interest in, the Company or Diagnostics. Neither the Company nor Diagnostics has any voting trusts, stockholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Company’s or Diagnostics’ outstanding stock. In advance of the Rights Offering, Diagnostics will amend its articles of incorporation to increase it authorized shares to 10,000 authorized shares, or such number of shares as to make share ownership more easily divisible among shareholders participating in the Offering.

(3) No Contravention. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not: (i) violate any statute, ordinance, regulation, order, judgment, or decree of any court or governmental agency or board; or (ii) violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any contract to which the Company or Diagnostics is a party or by which the Company or Diagnostics is bound.

(4) No Consents. No consent, approval, or authorization of, or declaration, filing, or registration with, any governmental authority or any other person is required to be obtained or made by the Company or Diagnostics in connection with the execution, delivery and performance of the transactions contemplated by this Agreement or any transaction document to which the Company or Diagnostics is a party, except (i) the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance of the rights under the Rights Offering and any shares registered thereunder upon exercise of the rights, and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale of any securities in the Rights Offering.

(5) Disclosure. No representation or warranty by the Company or Diagnostics contained in this Agreement, and no statement contained in any other document, certificate, or other instrument delivered pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. The representations and warranties made to Buyer are made with the knowledge and expectation that Buyer is relying thereon and the same shall not be affected by any investigation heretofore or hereafter made by or on behalf of Buyer.

(b) Representations and Warranties of Buyer. The Buyer hereby represents and warrants to the Company and Diagnostics, as Sellers, as follows:

(1) Organization. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Nevada.

(2) Authority. Buyer has the full right, capacity, limited liability company power, and authority to execute and deliver this Agreement, to perform Buyer’s obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement and each transaction document to which Buyer is a party constitute the valid and legally binding obligations of Buyer, enforceable in accordance with its terms and conditions, except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting enforcement of creditors’ rights generally; and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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(3) No Contravention. The execution, delivery, and performance of this Agreement and each transaction document to which Buyer is a party, and the consummation of the transactions contemplated hereby, will not: (i) violate any statute, ordinance, regulation, order, judgment, or decree of any court or governmental agency or board; or (ii) violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any contract to which Buyer is a party or by which Buyer is bound.

(4) No Consents. No consent, approval, or authorization of, or declaration, filing, or registration with, any governmental authority or any other person is required to be obtained or made by Buyer in connection with the execution, delivery and performance of the transactions contemplated by this Agreement.

(5) Investment Purpose. Buyer is acquiring the Units solely for Buyer’s own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Units are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Units, including the warrants and the shares underlying the Units and warrants, may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Units for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of Buyer’s investment.

(6) Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable Buyer to deliver the Purchase Commitment to be held in escrow and for such funds to be released to the Company from escrow at the Closing.

(7) No Short Selling. For so long as Buyer or any of its affiliated parties holds any shares of SHPH Common Stock, Buyer and its affiliated parties will not participate in short selling of the Company’s common stock.

6. Conditions to Closing.

(a) Conditions Precedent to Obligations of Buyer. The obligation of Buyer to purchase the Purchase Commitment and to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Buyer:

(1) Accuracy of Representations and Warranties. The representations and warranties of the Company and Diagnostics, as Sellers, contained in this Agreement shall be true and correct in all material respects on and as of the Closing with the same force and effect as though made on and as of such date.

(2) Performance. The Company and Diagnostics shall have performed and complied with the covenants and agreements required by this Agreement to be performed and complied with by the Company and Diagnostics at or prior to the Closing Date.

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(3) Registration Statement: The Company shall have filed a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) duly registering the Rights Offering, including the shares of common stock, and such Registration Statement shall have been declared effective by the SEC.

(4) Seller Deliveries. At the Closing, the Company, as Seller, shall deliver to Buyers the following:

(A) one or more stock certificate(s) or such other documentation as is required to evidence the Units issued in the name of the Buyer; and

(B) any other agreements, consents, or instruments reasonably requested by any Buyer pursuant to this Agreement.

(b) Conditions Precedent to Obligations of Sellers. The obligations of the Company and Diagnostics, as Sellers, to issue and sell the Units and to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by the Company:

(1) Completion of Rights Offering; Backstop Contingency. The Company shall (i) have successfully completed the Rights Offering, which Rights Offering shall have been conducted pursuant to an effective Registration Statement and pursuant to which at least $2,250,000 of Units were sold to existing SHPH stockholders or, (ii) in the event the Rights Offering was not successfully completed and the $2,250,000 of Units offered for sale in the Rights Offering were not sold in full by April 30, 2024 or within 30 days of the effective date of the Registration Statement, whichever is later, the Buyer may exercise its right to purchase any remaining Units not yet sold in the Rights Offering, up to the Maximum Offering Amount.

(2) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing with the same force and effect as though made on and as of such date.

(3) Performance. Buyer shall have performed and complied with the covenants and agreements required by this Agreement to be performed and complied with by it at or prior to the Closing Date.

(4) Buyer Deliveries. At the Closing, Buyer shall deliver to the Company, as Seller, the following:

(A) the closing payment, which shall consist of the Purchase Commitment plus any Back-up Contingency exercised by the Buyer in advance of Closing; and

(B) any other agreements, consents, or instruments requested by the Company pursuant to this Agreement.

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7. Indemnification.

(a) The Company and Diagnostics, as Sellers, shall indemnify, defend, and hold Buyer harmless from, against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees (collectively, “Losses”), incurred or suffered by Buyer (whether directly or as a result of a claim by a third party) that arise or result from the breach or non-performance of any covenant, representation or warranty of Sellers contained in this Agreement; provided, however, that the Company and Diagnostics shall not be liable for any Losses arising from or relating to fraud, willful misconduct, or gross negligence of any Buyer.

(b) Buyer shall indemnify, defend, and hold the Company and Diagnostics, as Sellers, harmless from, against any and all Losses, incurred or suffered by Sellers (whether directly or as a result of a claim by a third party) that arise or result from the breach or non-performance of any covenant, representation or warranty of Buyer contained in this Agreement; provided, however, that Buyer shall not be liable for any Losses arising from or relating to fraud, willful misconduct, or gross negligence of Sellers.

8. Miscellaneous.

(a) Further Assurances. At any time after the date of this Agreement, upon the request of a party, the requested party agrees to execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, assurances, and other documents or instruments to evidence and implement the transactions described in this Agreement at the reasonable request and expense of the requesting party.

(b) Survival. All representations and warranties of the Company and Diagnostics, as Sellers, and Buyer contained in this Agreement or in any certificate delivered pursuant hereto or thereto shall survive the Closing and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto. The covenants and agreements of the Sellers and Buyer contained in this Agreement shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

(c) Expenses. The Company is responsible for all reasonable expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby, including without limitation, attorneys’ and costs.

(d) Notice. All notices and other communications given or made pursuant to this Agreement or any transaction document shall be in writing and shall be deemed effectively given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. All communications shall be sent to the respective parties at their address set forth on the signature page hereto, or to such address as subsequently modified by written notice given in accordance with this Section 8(d).

(e) Entire Agreement. This Agreement, including any other agreements and schedules to be entered into in connection with the transactions contemplated hereby, constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings of the parties hereto, whether written or oral.

(f) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party or parties to be bound thereby. No delay in the exercise of any right or remedy under this Agreement shall constitute a waiver thereof and the waiver by any party of any right or remedy under this Agreement on any one occasion shall not be deemed a waiver of such right or remedy on any subsequent occasion.

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(g) Successors and Assigns; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, executors, administrators, legal representatives, successors, and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(h) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(i) Cumulative Remedies. The rights and remedies of a party available under this Agreement or otherwise available are cumulative and may be exercised singularly or concurrently, and the exercise of any one or more remedy shall not constitute a waiver of any other available remedy. No act, delay, omission, or course of dealing between the parties hereto shall be constitute a waiver of a party’s rights or remedies available under this Agreement.

(j) Construction. Any rule of construction to the affect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party. All words used herein will be construed to be of the gender or number the circumstances require. Terms that are not specifically defined herein shall be given their ordinary meaning.

(k) Headings. The titles and subtitles used in this Agreement are used for convenience only and shall not be considered in construing or interpreting this Agreement.

(l) Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to its conflict of law principles.

(m) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (i) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (ii) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(m).

(n) Attorneys’ Fees. If any legal action or other proceeding, including arbitration or action for declaratory relief, is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs, in addition to any other relief to which the party may be entitled.

(o) Counterparts and Signature Pages. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement effective as of the Effective Date set forth above.

BUYER:

SRO, LLC

By:	/s/ Keith Moore
Name:	Keith Moore
Title:	Managing Member

Address for Notice:

Boustead Securities LLC
6 Venture, Suite 395,
Irvine, CA 92618
Email: keith@boustead1828.com

SELLERS:

THE COMPANY:

SHUTTLE PHARAMCEUTICALS HOLDINGS, INC.

By:	/s/ Anatoly Dritschilo
Name:	Anatoly Dritschilo, M.D.
Title:	Chief Executive Officer

Address for Notice:
401 Professional Drive, Suite 260
Gaithersburg, MD 20879
Email: dritscha@georgetown.edu

SUBSIDIARY:

SHUTTLE DIAGNOSTICS, INC.

By:	/s/ Anatoly Dritschilo
Name:	Anatoly Dritschilo, M.D.
Title:	President

Address for Notice:
401 Professional Drive, Suite 260
Gaithersburg, MD 20879
Email: dritscha@georgetown.edu

Signature Page to Stock Purchase Agreement